UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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Communications Systems, Inc.
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Filed by Communications Systems, Inc. pursuant to Rule 425 under the Securities Act of 1933 and deemed filed pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934

Subject Company: Communications Systems, Inc.

File No.: 333-260999

Date: March 7, 2022

Communications Systems, Inc.

Question & Answer Fact Sheet

March 7, 2022

This Question & Answer Fact Sheet highlights selected information for shareholders of Communications Systems, Inc. (“CSI” or “we”) regarding the proposed merger transaction involving Pineapple Energy LLC (“Pineapple”). Capitalized terms used in this Question & Answer Fact Sheet and not otherwise defined herein are defined in the proxy statement/prospectus dated February 3, 2022.

Questions Regarding the Pineapple Merger Transaction

Do CSI shareholders have appraisal or dissenters’ rights with respect to the Pineapple Merger Transaction?

No appraisal or dissenters’ rights are available to CSI shareholders under Minnesota law or CSI’s articles of incorporation or bylaws in connection with any proposal to be presented at the special meeting, including the proposal to approve the Pineapple Merger Transaction.

Questions Regarding Proposal #8 and Golden Parachute Compensation

How much will the CSI executive officers receive at the closing of the merger under their change in control agreements?

CSI does not expect to pay any severance at the closing of the merger under the respective change in control agreements (“CIC Agreement”) in place with Roger H.D. Lacey, Mark D. Fandrich and Scott Fluegge, our executive officers. Each CIC Agreement provides for a cash severance payment, but this payment is “double trigger” requiring both a change of control and a qualifying termination of employment within 24 months following the change of control. Under the CIC Agreements, a change of control occurred on August 2, 2021 with the sale of our E&S Segment business to Lantronix, Inc. We do not expect to terminate the employment of any of Messrs. Lacey, Fandrich or Fluegge in connection with the closing of the merger. Any other amounts paid to the executive officers relating to the merger or otherwise would be in the discretion of the CSI compensation committee.

What are the initial base salaries of the CEO and the CFO of the combined company following the closing of the merger?

Following the merger, Kyle Udseth, currently the Chief Executive Officer of Pineapple, will be the Chief Executive Officer of the combined company and Mark Fandrich, the current Chief Financial Officer of CSI, will continue as the Chief Financial Officer of the combined company.

Mr. Udseth’s base salary as Chief Executive Officer initially will be $300,000 following the closing of the merger. Mr. Fandrich’s base salary as Chief Financial Officer initially will be $265,860 following the closing of the merger, the same base salary as in effect currently and in 2021. Following the merger, the compensation of the combined company’s executive officers will be determined by the compensation committee. The expected members of the compensation committee are Thomas J. Holland (Chair), Marilyn Adler and Randall D. Sampson, each of whom is independent under applicable SEC rules and Nasdaq listing standards.

Questions and Answers Regarding the CVRs

What is CSI’s expected accumulated earnings and profits at the time of distribution of the CVRs and how will that affect the U.S. federal income tax consequences of the CVRs?

The issuance of the CVRs to CSI U.S. Holders is more likely than not to be treated as a distribution of property with respect to CSI common stock in an amount equal to the fair market value of the CVRs issued on the date of the issuance.

This distribution generally should be treated first as a taxable dividend to the extent of the CSI U.S. Holder’s pro rata share of CSI’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes), next as a non-taxable return of capital to the extent of the CSI U.S. Holder’s basis in its CSI common stock, and finally as capital gain from the sale or exchange of CSI common stock with respect to any remaining value.

CSI currently anticipates that its accumulated earnings and profits position will be zero to negative at the anticipated time of distribution of the CVRs. Accordingly, the distribution of the CVRs should be treated as a non-taxable return of capital to the extent of the CSI U.S. Holder’s basis in its CSI common stock, and then as capital gain from the sale or exchange of CSI common stock with respect to any remaining value.

CSI U.S. Holders are urged to read the discussion in the section entitled “— Certain Material U.S. Federal Income Tax Consequences of the CVRs” beginning on page 151 of the proxy statement/prospectus and to consult their tax advisors as to the U.S. federal income tax consequences of receipt of the CVRs, as well as the effects of other federal, state, local and non-U.S. tax law.

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This Question & Answer Fact Sheet does not contain all the information that is important to you regarding the Pineapple Merger Transaction, the PIPE Offering or other matters presented at the CSI special meeting. To better understand the Pineapple Merger Proposal and the other proposals to be considered at the special meeting, you should read the proxy statement/prospectus dated February 3, 2022 in its entirety carefully, including the appendices.

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Additional Information and Where to Find It

In connection with the proposed merger with Pineapple, Communications Systems, Inc. (“CSI”) filed a registration statement on Form S-4 (File No. 333-260999) with the Securities and Exchange Commission (SEC) on November 12, 2021 (as amended, the “Registration Statement”). The Registration Statement includes a proxy statement/prospectus and was declared effective by the SEC on February 3, 2022. Beginning February 4, 2022, a copy of the proxy statement/prospectus dated February 3, 2022 was sent to CSI shareholders as of the close of business on January 27, 2022, the record date established for the special meeting.

CSI URGES INVESTORS, SHAREHOLDERS AND OTHER INTERESTED PERSONS TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS, AND ANY AMENDMENTS OR SUPPLEMENTS THERETO, AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION.

The Registration Statement, preliminary and definitive proxy statement/prospectus, any other relevant documents, and all other documents and reports CSI filed with or furnishes to the SEC are (or, when filed, will be) available free of charge under the "Financial Reports" tab of the Investors Relations section of our website at www.commsystems.com or by directing a request to: Communications Systems, Inc., 10900 Red Circle Drive, Minnetonka, MN 55343. The contents of the CSI website is not deemed to be incorporated by reference into this document, the Registration Statement or the proxy statement/prospectus. The documents and reports that CSI files with or furnishes to the SEC are (or, when filed, will be) available free of charge through the website maintained by the SEC at http://www.sec.gov.

Participants in the Solicitation

CSI and its directors and executive officers may be considered participants in the solicitation of proxies by CSI in connection with approval of the proposed merger and other proposals to be presented at the special meeting. Information regarding the names of these persons and their respective interests in the transaction, by securities holdings or otherwise, are set forth in the proxy statement/prospectus dated February 3, 2022. To the extent the Company's directors and executive officers or their holdings of the Company's securities have changed from the amounts disclosed in such filing, to the Company's knowledge, these changes have been reflected on statements of change in ownership on Form 4 on file with the SEC. You may obtain these documents (when they become available, as applicable) free of charge through the sources indicated above.

Caution Regarding Forward-Looking Statements

This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of present or historical fact, included in this document regarding the proposed merger transaction involving Pineapple Energy LLC (“Pineapple”) are forward-looking statements. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements are subject to numerous risks and uncertainties, including: (i) the conditions to the closing of CSI-Pineapple merger transaction may not be satisfied; (ii) the occurrence of any other risks to consummation of the CSI-Pineapple merger transaction, including the risk that the CSI-Pineapple merger transaction will not be consummated within the expected time period or any event, change or other circumstances that could give rise to the termination of the CSI-Pineapple merger transaction; (iii) the CSI-Pineapple merger transaction has involved greater than expected costs and delays and may in the future involve unexpected costs, liabilities or delays; (iv) the Company’s ability to sell its other legacy operating business assets and its real estate assets at attractive values; (v) there is no assurance that CSI will receive any of the maximum $7.0 million earnout relating to the August 2, 2021 sale of CSI’s Electronics & Software Segment; (vi) the combined company will be entitled to retain ten percent of the net proceeds of CSI legacy assets that are sold pursuant to agreements entered into after the effective date of the merger; (vii) risks that the merger will disrupt current CSI plans and operations or that the business or stock price of CSI may suffer as a result of uncertainty surrounding the CSI-Pineapple merger transaction; (viii) the outcome of any legal proceedings related to the CSI-Pineapple merger transaction; (ix) the fact that CSI cannot yet determine the exact amount and timing of any additional pre-CSI-Pineapple merger cash dividends, if any, or the ultimate value of the Contingent Value Rights that CSI intends to distribute to its shareholders immediately prior to the closing of the CSI-Pineapple merger transaction; and (x) the anticipated benefits of the proposed merger transaction with Pineapple may not be realized in the expected timeframe, or at all.

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